Exhibit 107

Calculation of Filing Fee Table

424B5

(Form Type)

Weibo Corporation

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary shares, par value US$0.00025 per share(1)	Rule 457(a)	6,233,785 (2)	US$10.19 (2)	US$63,522,269.15 (2)	US$0.00014760 (2)	US$9,375.89 (2)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities	—	—	—	—		—
	Total Offering Amounts					US$63,522,269.15 (2)		US$9,375.89 (2)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							US$9,375.89 (2)

(1)

American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under separate registration statement on Form F-6, as amended (File No.: 333-195072). Each American depositary share represents one Class A ordinary share.

(2)	Calculated in accordance with Rules 457(a) of the Securities Act of 1933.